Exhibit 10.2

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”) dated as of March 12, 2014, by and among ENERGY XXI (BERMUDA) LIMITED, an exempted company formed under the laws of Bermuda (“Parent”), ENERGY XXI GULF COAST, INC., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“OpCo”), CLYDE MERGER SUB, INC., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and [—] (“Stockholder”).

WHEREAS, Stockholder is a stockholder of EPL OIL & GAS, INC., a Delaware corporation (the “Company”);

WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act ) of [—] shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) (the “Original Shares” and, together with any additional shares of Company Common Stock issued in the manner described in Section 1.5 hereof, the “Subject Shares,” except that the “Subject Shares” shall exclude any shares of Company Common Stock underlying unexercised Company Stock Options);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, OpCo, Merger Sub and the Company have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in such merger as an indirect wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, in order to induce Parent, OpCo and Merger Sub to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement and abide by the covenants and obligations with respect to the Subject Shares set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Voting of Subject Shares; Irrevocable Proxy.

(a) Stockholder agrees to vote (or cause the holder of record on any applicable record date to vote), in person or by proxy, all of the Subject Shares in connection with any meeting of the stockholders of the Company (including any adjournment or postponement thereof) or any action by written consent in lieu of a meeting of stockholders of the Company (i) in favor of the approval of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and the approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the Merger Agreement (including any proposal to adjourn or postpone a meeting of the stockholders of the Company to a later date if there are not sufficient votes to approve the Merger Agreement on the date on which the meeting is held); and (ii) against any other action that (A) is an agreement or arrangement constituting or related to any Competing Proposal, (B) would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company; or (C) would reasonably be expected to interfere with or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and in connection therewith, Stockholder shall execute any documents that are necessary or appropriate in order to effectuate the foregoing. Stockholder shall (or shall cause the holder of record on any applicable record date to) be present (in person or by proxy) at any meeting of stockholders of the Company (including any adjournment or postponement thereof) called to approve the Merger Agreement or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum; provided, however, that the parties acknowledge that Stockholder has granted an irrevocable proxy to Parent pursuant to Section 1.1(b) in connection with all such matters.

(b) In furtherance of the foregoing, Stockholder hereby irrevocably grants to, and appoints, until the termination of this Agreement in accordance with Section 2.1, Parent and any person or persons designated in writing by Parent, and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of Stockholder, to vote or grant a written consent in respect of all of the Subject Shares, or execute and deliver a proxy to vote or grant a written consent in respect of the Subject Shares, on the matters and in the manner specified in Section 1.1(a) of this Agreement. Stockholder hereby affirms that such irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, OpCo and Merger Sub, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that such proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with Section 2.1. Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Subject Shares. Parent may terminate this proxy with respect to Stockholder at any time at its sole election by written notice provided to Stockholder.

(c) The obligations of Stockholder under this Agreement shall not be affected by any Company Adverse Recommendation Change. For the avoidance of doubt, the parties acknowledge that a Company Adverse Recommendation Change, could under circumstances described in the Merger Agreement, be part of a series of events that leads to a termination of the Merger Agreement and, as a result, this Agreement.

Section 1.2 No Transfers; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, Stockholder shall not, directly or indirectly, (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to or permit any such transfer of, any or all of the Subject Shares or any interest therein (except where the transferee or third party agrees in writing to be bound by the terms hereof), or create or permit to exist any Encumbrance that would prevent Stockholder from voting the Subject Shares in accordance with this Agreement or from complying with its other obligations under this Agreement, other than any restrictions imposed by applicable Law on any such Subject Shares; (ii) enter into any contracts inconsistent with the terms of this Agreement with respect to any transfer of Subject Shares or any interest therein; (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares relating to the subject matter hereof; (iv) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (v) take or permit any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby (any of the actions set forth in clauses (i) through (v) above, and any conversion, exchange or other disposition of the Subject Shares in a transaction related to a Competing Proposal being referred to in this Agreement as a “Transfer”). To the extent the Subject Shares are represented by certificates, Stockholder shall make available to the Company such certificates in order for the Company to mark such certificates with legends required by the DGCL regarding the foregoing Transfer restrictions.

Section 1.3 Non-Solicitation. Stockholder shall not, and shall direct and use commercially reasonable efforts to cause its Affiliates and Representatives not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing confidential information) any third party to make an Competing Proposal or assist any third party in preparing or soliciting an offer relating in any way to a Competing Proposal; provided, however, that consistent with the provisions of Section 2.13 below, nothing herein shall limit or prohibit Stockholder or any of its Representatives, in his or her capacity as an officer or director of the Company, from taking any action or failing to take any action in such capacity. Stockholder shall, and shall direct and use commercially reasonable efforts to cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Competing Proposal.

Section 1.4 Documentation and Information. Stockholder (i) consents to and authorizes the publication and disclosure by Parent, OpCo, Merger Sub or the Company of Stockholder’s identity and holding of Subject Shares, and the nature of its commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Joint Proxy Statement, the Form S-4 and any other disclosure document required in connection with the Merger Agreement, the Merger and any transactions contemplated by the Merger Agreement, and (ii) agrees to give to Parent as promptly as practicable any information related to the foregoing that Parent may reasonably require for the preparation of any such disclosure documents. Stockholder agrees to notify Parent as promptly as practicable of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document, if and to the extent Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 1.5 Changes to Subject Shares. Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute “Subject Shares” for all purposes of this Agreement. In the event of any stock dividend or distribution, or any change to the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or any other similar transaction, the term “Subject Shares” as used in this Agreement shall be deemed to refer to and include the Subject Shares and all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in the relevant transaction. Stockholder hereby agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any additional Subject Shares of which Stockholder acquires beneficial ownership or ownership of record.

Section 1.6 Representations and Warranties. Stockholder represents and warrants to Parent, OpCo and Merger Sub as follows:

(a) Stockholder (i) is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has, and at the time of the Company Stockholders Meeting will have, good title to the Subject Shares, free and clear of any and all Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”) except for Encumbrances arising (A) hereunder, (B) from the status of any Subject Shares as Company Restricted Shares or (C) any restrictions on transfer imposed by applicable federal or state securities laws; (ii) does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares and shares underlying Company Phantom Stock or Company Stock Options; and (iii) has the sole right to vote and dispose of, and holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or other restrictions on such rights, subject to applicable federal or state securities laws and the terms of this Agreement and except for any such restrictions arising from the qualification of any Subject Shares as Company Restricted Shares.

(b) [Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.]1

(c) [Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.] This Agreement has been duly and validly executed and delivered by Stockholder and, assuming this Agreement constitutes a valid and binding obligation of each of Parent, OpCo and Merger Sub, constitutes a legal, valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms.

[1]	NTD: To be used only for entity-stockholders.

(d) The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under (A) to the extent applicable, any provisions of the organizational documents of Stockholder; (B) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which Stockholder is a party or by which the Subject Shares are bound; or (ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or any federal, state, local or foreign statute or Law applicable to Stockholder or any of the Subject Shares.

(e) The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports (or amendments thereto) with the SEC.

(f) Stockholder understands and acknowledges that each of the parties to the Merger Agreement are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Stockholder and the representations, warranties and covenants of Stockholder contained herein. Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate in its entirety upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time; and (iii) any reduction of the Merger Consideration or change in the form of the Merger Consideration; provided, however, that the provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement. In the event of termination of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and either delivered personally or faxed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), or (c) two Business Days after the date of mailing, in each case as follows: (i) if to Stockholder, to the address set forth below Stockholder’s name on the signature page hereto, and (ii) if to Parent, OpCo or Merger Sub, in accordance with Section 8.3 of the Merger Agreement, or to such other Persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the Person entitled to receive such communication as provided above.

Section 2.3 Amendments; Waivers; Extensions.

(a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, where applicable, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

Section 2.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated; provided, however, that the fees of counsel for Stockholder in connection with the negotiation and documentation of this Agreement will be paid by the Company on behalf of Stockholder.

Section 2.5 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 2.6 shall be void.

Section 2.6 Governing Law. This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, and any of the transactions or the actions of Parent, OpCo, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof, except to the extent that the provisions of the DGCL are applicable, in which case the DGCL shall apply.

Section 2.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8 Venue; Waiver of Jury Trial.

(a) The parties hereto irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that, notwithstanding Section 111 of the DGCL, the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, the Superior Court of the State of Delaware) and the federal courts of the United States of America located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and the documents referred to in this Agreement and in respect of the transactions contemplated hereby and any and all claims or causes of action arising thereunder or relating thereto, and hereby waive, and agree not to assert, as a defense in any proceeding for interpretation or enforcement hereof or any such document that is not subject thereto or that such proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims and causes of action with respect to such proceeding shall be heard and determined exclusively by such a Delaware state or federal court.

(b) Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such party understands and has considered the implications of the foregoing waiver; (iii) such party makes the foregoing waiver voluntarily, and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 2.8.

Section 2.9 Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 2.2; provided, however, that nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by Law.

Section 2.10 Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 2.11 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to an Order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such Order.

Section 2.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled, in addition to any other remedy that may be available to it whether in law or equity, to seek and obtain in the courts contemplated by Section 2.8, (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach; provided, however, that each party acknowledges and agrees that Section 7.3(h) of the Merger Agreement shall apply to any claim hereunder for monetary damages against the other party and only the Company shall be liable for any such damages claimed against Stockholder. Each party further agrees not to assert that any of the foregoing remedies is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to such a remedy on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party further acknowledges and agrees that the agreements contained in this Section 2.12 are an integral part of this Agreement and that, without these agreements, the other party would not enter into this Agreement.

Section 2.13 Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding herein in his or her capacity as such director or officer. Stockholder signs solely in his, her or its capacity as the beneficial owner of the Subject Shares and nothing herein shall limit or prohibit Stockholder or any of its Representatives, in his or her capacity as an officer or director of the Company, from taking any action or failing to take any action in such capacity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

ENERGY XXI (BERMUDA) LIMITED

By:
Name: John D. Schiller, Jr.
Title: Chairman and CEO

CLYDE MERGER SUB, INC.

By:
Name: Ben Marchive
Title: President

[Signature Page to Voting Agreement]

ENERGY XXI GULF COAST, INC.

By:
Name: Ben Marchive
Title: President

[Signature Page to Voting Agreement]

STOCKHOLDER:

By:
Name:
Title:

Notice Address:

[Signature Page to Voting Agreement]